SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2005

CRYSTALIX GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29781 (Commission File Number)	65-0142472 (IRS Employer Identification No.)

1181 Grier Drive, Suite B, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 740-4616

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As of November 26, 2005, Crystalix Group International, Inc. (“Crystalix”) entered into a Stock Exchange for Principle Debt and Forgiveness of Interest Agreement with CMKXTREME, Inc. and UAJC 2005 Irrevocable Trust (the “Lenders”), in which the Lenders agreed to forgive all accrued interest on the Lenders’ promissory notes and to accept 47,000,000 shares of common stock as full and complete payment of these notes. The trustee of the UAJC 2005 Irrevocable Trust is the beneficial owner of CMKXTREME, Inc.

Crystalix executed and delivered a promissory note in the amount of $2,000,000 dated September 23, 2004 to CMKXTREME, Inc. This note was amended and restated as of April 11, 2005, so that interest accrued through May 31, 2005 under the original note but not paid would be due on the maturity date of October 1, 2007 and monthly principal payments of $83,333 and interest accrued from June 1, 2005 would be paid beginning July 1, 2005. As of September 30, 2005, the outstanding principal balance of this note was $2,000,000 and accrued interest was $202,603.

In addition, Crystalix executed and delivered a promissory note in the amount of $1,000,000 dated April 11, 2005 to UAJC 2005 Irrevocable Trust. That note also required monthly payments of principal and interest beginning July 1, 2005. As of September 30, 2005, the outstanding principal balance of this note was $540,000 and accrued interest was $21,600.

On November 29, 2005, Crystalix entered into a similar agreement with John S. Woodward, in which Mr. Woodward agreed to forgive all accrued interest on his promissory note and to accept 34,000,000 shares of common stock as full and complete payment of these notes. Mr. Woodward’s note was in the principal amount of $1,824,000 dated July 21, 2004, and required monthly payments of principal and interest beginning January 1, 2005. As of September 30, 2005, the outstanding principal balance of this note was $1,824,000 and accrued interest was $218,255. Mr. Woodward has been a director of the Crystalix at all times pertinent to this promissory note.

Crystalix anticipates that it will enter into a similar agreement with Kevin Ryan, the controlling shareholder of Crystalix. Accordingly, a change in control of Crystalix would not occur.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure in Item 1.01 above. Immediately prior to entering into these agreements, 26,715,192 shares of Common Stock were issued and outstanding.

Item 9.01      Financial Statements and Exhibits

Exhibits:

Regulation S-B Number	Document

10.1	Stock Exchange for Principle Debt and Forgiveness of Interest Agreement with CMKXTREME and UAJC 2005 Irrevocable Trust dated November 26, 2005
10.2	Stock Exchange for Principle Debt and Forgiveness of Interest Agreement with John S. Woodward dated November 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTALIX GROUP INTERNATIONAL, INC.
December 1, 2005	By: s/ Robert McDermott Robert McDermott Executive Vice PresidentRobert McDermottR

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